                                                                     Exhibit 4.1

================================================================================

                                 ALLERGAN, INC.

                         1.50% CONVERTIBLE SENIOR NOTES
                                    DUE 2026

                                   ----------

                                    INDENTURE

                              DATED APRIL 12, 2006

                                   ----------

               WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

================================================================================

                             CROSS REFERENCE TABLE*

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                         TIA SECTION                           INDENTURE SECTION
                         -----------                           -----------------
310 (a)(1) .................................................          7.10
    (a)(2) .................................................          7.10
    (a)(3) .................................................          N.A.
    (a)(4) .................................................          N.A.
    (b) ....................................................       7.08; 7.10
    (c) ....................................................          N.A.
311 (a) ....................................................          N.A.
    (b) ....................................................          N.A.
    (c) ....................................................          N.A.
312 (a) ....................................................          2.05
    (b) ....................................................         12.03
    (c) ....................................................         12.03
313 (a) ....................................................          7.06
    (b)(1) .................................................          N.A.
    (b)(2) .................................................          7.06
    (c) ....................................................         12.02
    (d) ....................................................          7.06
314 (a) ....................................................   4.02; 4.03; 12.02
    (b) ....................................................          N.A.
    (c)(1) .................................................         12.04
    (c)(2) .................................................         12.04
    (c)(3) .................................................          N.A.
    (d) ....................................................          N.A.
    (e) ....................................................         12.05
    (f) ....................................................          N.A.
315 (a) ....................................................          7.01
    (b) ....................................................      7.05; 12.02
    (c) ....................................................          7.01
    (d) ....................................................          7.01
    (e) ....................................................          6.11

                         TIA SECTION                           INDENTURE SECTION
                         -----------                           -----------------
316 (a) (last sentence) ....................................          2.08
    (a)(1)(A) ..............................................          6.05
    (a)(1)(B) ..............................................          6.04
    (a)(2) .................................................          N.A.
    (b) ....................................................          6.07
317 (a)(1) .................................................          6.08
    (a)(2) .................................................          6.09
    (b) ....................................................          2.04
318 (a) ....................................................         12.01

N.A. means Not Applicable.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.  Definitions...............................................     1
Section 1.02.  Incorporation by Reference of Trust Indenture Act.........    11
Section 1.03.  Rules of Construction.....................................    12

                                    ARTICLE 2
                                 THE SECURITIES
Section 2.01.  Terms of the Securities...................................    12
Section 2.02.  Form and Dating...........................................    13
Section 2.03.  Execution and Authentication..............................    14
Section 2.04.  Registrar, Paying Agent and Conversion Agent..............    15
Section 2.05.  Paying Agent to Hold Money and Securities in Trust........    15
Section 2.06.  Securityholder Lists......................................    16
Section 2.07.  Transfer and Conversion...................................    16
Section 2.08.  Replacement Securities....................................    17
Section 2.09.  Outstanding Securities; Determinations of Holders'
               Action....................................................    18
Section 2.10.  Temporary Securities......................................    18
Section 2.11.  Cancellation..............................................    19
Section 2.12.  Persons Deemed Owners.....................................    19
Section 2.13.  Legend; Additional Transfer and Exchange Requirements.....    19
Section 2.14.  CUSIP Numbers.............................................    26
Section 2.15.  Additional Interest Under Registration Rights
               Agreements................................................    26

                                    ARTICLE 3
                               OPTIONAL REDEMPTION
Section 3.01.  Company's Right to Redeem; Notices to Trustee.............    26
Section 3.02.  Selection of Securities to Be Redeemed....................    27
Section 3.03.  Notice of Redemption......................................    27
Section 3.04.  Effect of Notice of Redemption............................    28
Section 3.05.  Deposit of Redemption Price...............................    28
Section 3.06.  No Redemption Upon Acceleration...........................    28
Section 3.07.  Partial Redemption Qualifications.........................    28

                                    ARTICLE 4
                     REPURCHASE AT THE OPTION OF THE HOLDER
Section 4.01.  Purchase of Securities at Option of the Holder On
               Specified Dates...........................................    29
Section 4.02.  Purchase of Securities at Option of the Holder upon Change
               in Control................................................    32
Section 4.03.  Effect of Change in Control Purchase Notice...............    36
Section 4.04.  Deposit of Change in Control Purchase Price...............    37
Section 4.05.  Securities Purchased in Part..............................    37
Section 4.06.  Repayment to the Company..................................    38

                                    ARTICLE 5
                                    COVENANTS
Section 5.01.  Payment of Securities.....................................    38
Section 5.02.  SEC and Other Reports.....................................    39
Section 5.03.  Compliance Certificate....................................    39
Section 5.04.  Further Instruments and Acts..............................    39
Section 5.05.  Maintenance of Office or Agency...........................    39
Section 5.06   Tax Payments..............................................    40

                                    ARTICLE 6
                              SUCCESSOR CORPORATION
Section 6.01.  When Company May Merge or Transfer Assets.................    40
Section 6.02.  Successor Corporation Substituted.........................    41

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES
Section 7.01.  Events of Default.........................................    41
Section 7.02.  Acceleration..............................................    42
Section 7.03.  Other Remedies............................................    43
Section 7.04.  Waiver of Past Defaults...................................    43
Section 7.05.  Control by Majority.......................................    43
Section 7.06.  Limitation on Suits.......................................    43
Section 7.07.  Rights of Holders to Receive Payment......................    44
Section 7.08.  Collection Suit by Trustee................................    44
Section 7.09.  Trustee May File Proofs of Claim..........................    44
Section 7.10.  Priorities................................................    45
Section 7.11.  Undertaking for Costs.....................................    45
Section 7.12.  Waiver of Stay, Extension or Usury Laws...................    46

                                    ARTICLE 8
                                     TRUSTEE
Section 8.01.  Duties of Trustee.........................................    46
Section 8.02.  Rights of Trustee.........................................    47
Section 8.03.  Individual Rights of Trustee etc..........................    47
Section 8.04.  Trustee's Disclaimer......................................    47
Section 8.05.  Notice of Defaults........................................    48
Section 8.06.  Reports by Trustee to Holders.............................    48
Section 8.07.  Compensation and Indemnity................................    48
Section 8.08.  Replacement of Trustee....................................    48
Section 8.09.  Successor Trustee by Merger...............................    49
Section 8.10.  Eligibility; Disqualification.............................    49
Section 8.11.  Preferential Collection of Claims Against Company.........    49

                                    ARTICLE 9
                             DISCHARGE OF INDENTURE
Section 9.01.  Satisfaction and Discharge of Indenture...................    50
Section 9.02.  Application Of Trust Funds; Indemnification...............    51
Section 9.03.  Repayment to the Company..................................    51

                                   ARTICLE 10
                             SUPPLEMENTAL INDENTURES
Section 10.01. Supplemental Indentures without Consent of Holders........    51
Section 10.02. Supplemental Indentures with Consent of Holders...........    52
Section 10.03. Compliance with Trust Indenture Act.......................    52
Section 10.04. Revocation and Effect of Consents, Waivers and Actions....    52
Section 10.05. Notation on or Exchange of Securities.....................    53
Section 10.06. Trustee to Sign Supplemental, Indentures..................    53
Section 10.07. Effect of Supplemental Indentures.........................    53

                                   ARTICLE 11
                                   CONVERSION
Section 11.01. Conversion Privilege......................................    53
Section 11.02. Conversion Procedure......................................    56
Section 11.03. Fractional Shares.........................................    58
Section 11.04. Effect of Conversion......................................    58
Section 11.05. Taxes on Conversion.......................................    58
Section 11.06. Company to Provide Stock..................................    58

Section 11.07. Adjustment for Change In Capital Stock....................    59
Section 11.08. Adjustment for Rights Issue...............................    60
Section 11.09. Adjustment for Other Distributions........................    61
Section 11.10. Adjustment for Cash Dividends.............................    63
Section 11.11. Adjustment for Tender Offer...............................    64
Section 11.12. Adjustment to Conversion Rate Upon Change in Control
               Transactions..............................................    65
Section 11.13. Adjustment to Conversion Rate After a Public Acquirer
               Change in Control.........................................    65
Section 11.14. When Adjustment May Be Deferred...........................    67
Section 11.15. When No Adjustment Required...............................    67
Section 11.16. Notice of Adjustment......................................    68
Section 11.17. Voluntary Increase........................................    69
Section 11.18. Notice of Certain Transactions............................    69
Section 11.19. Reorganization of Company; Special Distributions..........    69
Section 11.20. Company Determination Final...............................    70
Section 11.21. Trustee's Adjustment Disclaimer...........................    70
Section 11.22. Simultaneous Adjustments..................................    70
Section 11.23. Successive Adjustments....................................    71
Section 11.24. Rights Issued in Respect of Common Stock Issued Upon
               Conversion................................................    71
Section 11.25. Withholding Taxes for Adjustments in Conversion Rate......    71

                                   ARTICLE 12
                               PAYMENT OF INTEREST
Section 12.01. Interest Payments.........................................    71
Section 12.02. Defaulted Interest........................................    72
Section 12.03. Interest Rights Preserved.................................    73

                                   ARTICLE 13
                                  MISCELLANEOUS
Section 13.01. Trust Indenture Act Controls..............................    73
Section 13.02. Notices...................................................    73
Section 13.03. Communication by Holders with Other Holders...............    74
Section 13.04. Certificate and Opinion as to Conditions Precedent........    74
Section 13.05. Statements Required in Certificate or Opinion.............    74
Section 13.06. Separability Clause.......................................    74
Section 13.07. Rules by Trustee, Paying Agent and Registrar..............    74

Section 13.08. Legal Holidays............................................    74
Section 13.09. Governing Law.............................................    74
Section 13.10. No Recourse Against Others................................    75
Section 13.11. Successors................................................    75
Section 13.12. Effect of Headings and Table of Contents..................    75
Section 13.13. Benefits of Indenture.....................................    75
Section 13.14. Multiple Originals........................................    76

Exhibit A Form of Security
Exhibit B Assignment Form
Exhibit C Form of Conversion Notice
Exhibit D Form of Repurchase Notice
Exhibit E Form of Change in Control Purchase Notice

          INDENTURE dated as of April 12, 2006 between ALLERGAN INC., a Delaware corporation (the "Company"), and Wells Fargo Bank, National Association, a national banking association, as trustee ("Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions.

          "Additional Interest" means all additional interest then owing pursuant to Section 8 of the Registration Rights Agreement.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar and Paying Agent.

          "Applicable Conversion Rate" means the Conversion Rate as adjusted in accordance with Article 11 on any Trading Day. For purposes of determining the Conversion Value, the Applicable Conversion Rate means the Conversion Rate on the Conversion Date.

          "Applicable Price" in connection with a Change in Control, means (i) if the consideration (excluding cash payment for fractional shares or pursuant to statutory rights) to be paid to holders of the common stock in connection with such transaction consist exclusively of cash, the amount of such cash per share of the common stock; and (ii) in all other cases, the average of the Sale Prices for the five consecutive Trading Days immediately preceding, but not including, the related effective date of such transaction.

          "Authorized Newspaper" means a newspaper, in the English language or, at the option of the Company, in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers meeting the foregoing requirements and in each case on any Business Day.

          "Average Closing Price" means (1) with respect to distributions of rights, warrants or options, the average of the Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution and (2) with respect to other distributions, the average of the Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the Time of Determination.

          "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

          "Beneficial Ownership" means (as defined in Rule 13d-3 under the Exchange Act) more than 50% of the total voting power of all shares of the respective entity's capital stock that are entitled to vote generally in the election of directors.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

          "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

          "Cash Percentage" shall have the meaning set forth in Section 11.01.

          "Cash Percentage Notice" shall have the meaning set forth in Section 11.01.

          "Cash Settlement Amount" shall have the meaning set forth in Section 4.01.

          "Cash Settlement Notice Period" shall have the meaning set forth in
Section 11.01.

          "Certificated Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.02(d) hereof, substantially in the form of Exhibit A hereto except that such security shall not bear the Global Securities Legend and shall not have the "Schedule of Interests in the Global Security" attached thereto.

          "Change in Control" shall have the meaning set forth in Section 4.02.

          "Change in Control Effective Date" shall have the meaning set forth in
Section 11.12.

          "Change in Control Notice" shall have the meaning set forth in Section 4.02.

          "Change in Control Purchase Date" shall have the meaning set forth in
Section 4.02.

          "Change in Control Purchase Notice" shall have the meaning set forth in Section 4.02.

          "Change in Control Purchase Price" shall have the meaning set forth in
Section 4.02.

          "Clearstream" means Clearstream Banking, Societe Anonyme.

          "Closing Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, (i) as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, or (ii) if such bid and ask prices are not reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, in a manner to be determined by the Company on the basis of such quotation as the Company considers appropriate in its sole and absolute discretion.

          "Common Equity" of any Person means capital stock of such person that is generally entitled to (1) vote in the election of directors of such person or
(2) if such person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

          "Common Stock" means the common stock of the Company, par value $0.01 per share, as it exists on the date hereof and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of the Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Company Notice" shall have the meaning set forth in Section 4.01.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a

Vice President, and by its Treasurer, an Assistant Treasurer, its secretary or an Assistant Secretary, and delivered to the Trustee.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

          "Comparable Treasury Price" means, with respect to any Redemption Date, the Reference Treasury Dealer Quotations for that Redemption Date.

          "Conversion Agent" shall have the meaning set forth in Section 2.04.

          "Conversion Date" means the date on which the Holder has complied with all requirements under this Indenture to convert such Security.

          "Conversion Obligation" shall have the meaning set forth in Section 11.12.

          "Conversion Price" means the result obtained by dividing $1,000 by the Applicable Conversion Rate.

          "Conversion Rate" means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof, subject to adjustment pursuant to Article 11.

          "Conversion Reference Period" means the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date or, if we elect to pay cash to Holders in lieu of all or a portion of the Net Share Amount, the third Trading Day after the Conversion Retraction Period ends.

          "Conversion Retraction Period" means if the Company timely elects to pay cash for any portion of the Net Share Amount, a holder may retract his or her Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period.

          "Conversion Trigger Price" means, with respect to any fiscal quarter, if the Sale Price for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than 120% of the Conversion Price on the last day of such preceding fiscal quarter.

          "Conversion Value" means the product of (1) the Applicable Conversion Rate multiplied by (2) the average of the Sale Prices on each of the Trading Days during the Conversion Reference Period.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, NY 10004, Attention: Worldwide

Securities Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Daily Share Amounts" means, for each Trading Day of the Conversion Reference Period and each $1,000 Principal Amount of Securities surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined by the following formula:

(Sale Price per share of Common Stock for       Conversion Rate in effect on the
             such Trading Day               x           Conversion Date)           - $1,000
-------------------------------------------------------------------------------------------
               Sale Price per share of Common Stock for such Trading Day x 20

          The Conversion Rate in effect on the Conversion Date, for the purposes of this definition of Daily Share Amounts, will be appropriately adjusted to take into account the occurrence on or before such Trading Day of any event which would require an anti-dilution adjustment.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depositary" as used with respect to the Securities shall mean the Depositary with respect to the Securities.

          "Distribution Notice" shall have the meaning set forth in Section
11.01.

          "Dividend Threshold Amount" means that distributions of cash to all holders of the Common Stock (excluding any quarterly cash dividend on our common stock to the extent that the aggregate cash dividend per share of the common stock in any fiscal quarter does not exceed $0.10.

          "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

          "DTC" means The Depository Trust Company.

          "Euro-clear" means the operator of the Euro-clear System, an international securities clearing house.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System.

          "Event of Default" shall have the meaning set forth in Section 6.01.

          "Ex-Dividend Date" means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

          "Ex-Dividend Time" the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Ex-Dividend Time" shall have the meaning set forth in Section 11.01.

          "Funded Debt" means all indebtedness maturing one year or more from the date of the creation thereof, all indebtedness directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

          "Global Security Holder" means Cede & Co., the nominee of the Depository Trust Company.

          "Global Securities" the Securities offered hereby will be issued in the form of one or more fully registered Global Securities.

          "Global Security" means a permanent Global Security substantially in the form of Exhibit A hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that represents all or part of the Securities and is deposited with or on behalf of and registered in the name of the Depositary.

          "Holder" is defined in the definition of Securityholder below.

          "Indebtedness" means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Conversion Price" means the result obtained by dividing $1,000 by the then Initial Conversion Rate.

          "Initial Conversion Rate" means 7.8952 shares of Common Stock per Principal Amount of $1,000, subject to adjustment pursuant to Article 11.

          "Interest Payment Date," when used with respect to any Security, means the date an installment of interest is due and payable on such Security.

          "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "Legal Holiday" shall have the meaning set forth in Section 11.08.

          "Legend" has the meaning set forth in Section 2.13.

          "Make-Whole Shares" has the meaning set forth in Section 11.12.

          "Market Disruption Event" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the U.S. national securities exchange or The Nasdaq National Market (at such time that the Nasdaq National Market is not a U.S. national securities exchange) on which the Common Stock is listed) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

          "Market Price" means the average of the Sale Prices for the 10 consecutive Trading-Day period ending on the third Business Day (if the third Business Day prior to the applicable date is a Trading Day or, if not, then on the last Trading Day) prior to such date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such 10 Trading-Day period and ending on such date, of certain events with respect to the Common Stock that would result in an adjustment of the Conversion Rate.

          "Maturity," means the date on which the Principal of a Security becomes due and payable as therein or herein provided, whether at the Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Maturity Date" has the meaning set forth in Section 2.01.

          "Net Share Amount" has the meaning set forth in Section 11.01.

          "Notice of Default" shall have the meaning set forth in Section 6.01.

          "Notice of Redemption" means that the Company shall give Holders not less than 30 nor more than 60 days' notice of any optional redemption.

          "Notice of Withdrawal" shall have the meaning set forth in Section
4.01.

          "Officer" means the chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

          "Officers' Certificate" means a written certificate signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

          "Outstanding Securities" shall have the meaning set forth in Section 2.09.

          "Paying Agent" shall have the meaning set forth in Section 2.04.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Principal" or "Principal Amount" of a Security, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Security.

          "Private Placement Legend" means the legend set forth in Section 2.13(g) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Public Acquirer Change in Control" has the meaning set forth in
Section 11.13.

          "Public Acquirer Change in Control Effective Date" has the meaning set forth in Section 11.13.

          "Public Acquirer Common Stock" has the meaning set forth in Section 11.13.

          "Purchase Agreement" means the Purchase Agreement, dated as of April 6, 2006, by and among the Company, and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Purchase Price" shall have the meaning set forth in Section 3.02.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Redemption Date" when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

          "Redemption Price" shall mean the price specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

          "Reference Treasury Dealer" means Banc of America Securities LLC, Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated, and any successor firm; provided that, if any of Banc of America Securities LLC, Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated, ceases to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

          "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

          "Registrar" shall have the meaning set forth in Section 2.04.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 12, 2006, by and among the Company, and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regular Record Date" shall have the meaning set forth in Section
2.01.

          "Repurchase Date" shall have the meaning set forth in Section 4.01.

          "Repurchase Notice" shall have the meaning set forth in Section 4.01.

          "Repurchase Price" shall have the meaning set forth in Section 4.01.

          "Required Cash Amount" has the meaning set forth in Section 11.01.

          "Restricted Certificated Security" means a Certificated Security bearing the Private Placement Legend.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 144A Global Security" means a Global Security bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 144A.

          "Sale Price" means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the common stock is not listed on a U.S. national or regional securities exchange, as reported on the Nasdaq National Market (at such time that the Nasdaq National Market is not a U.S. national securities exchange).

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the $750,000,000 aggregate principal amount of the Company's 1.50% Convertible Senior Notes due 2026 issued and authenticated pursuant to this Indenture, as amended or supplemented from time.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securityholder" or "Holder," when used with respect to any Security, means, in the case of a Certificated Security, a person in whose name a Security is registered on the Registrar's books.

          "Settlement Amount" shall have the meaning set forth in Section 11.01.

          "Significant Subsidiary" means a subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X under the Securities Act as in effect on the date of the indenture.

          "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.03.

          "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07, 11.08 or 11.10 applies and (ii) the Ex-Dividend Time.

          "Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) the U.S. national securities exchange or The Nasdaq National Market (at such time that the Nasdaq National Market is not a U.S. national securities exchange) on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

          "Treasury Rate" means, with respect to any Redemption Date for the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "United States" or "U.S." means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

          "Unrestricted Certificated Security" means one or more Certificated Securities that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Security" means a permanent Global Security substantially in the form of Exhibit A hereto that bears the Global Securities Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

          "Voting Stock" means, with respect to any corporation, association, company or business trust, stock or other securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, association, company or business trust, provided that, for the purposes hereof, stock or other securities which carry only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

          If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any successor obligor upon the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them by such definitions.

          SECTION 1.03. Rules of Construction.

          Unless the context otherwise requires:

                    (A) a term has the meaning assigned to it;

                    (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                    (C) "or" is not exclusive;

                    (D) "including" means including, without limitation; and

                    (E) words in the singular include the plural, and words in the plural include the singular.

                                   ARTICLE 2

                                 THE SECURITIES

          SECTION 2.01. Terms of the Securities. The entire outstanding principal of the Securities will mature on April 1, 2026 (the "Maturity Date").

          The Securities shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. The Securities shall be denominated in U.S. dollars and all payments of principal and interest on the Securities shall be made in U.S. dollars.

          The Securities shall bear interest at a rate of 1.50% per annum; the date from which interest shall accrue shall be April 12, 2006; the Interest Payment Dates for the Securities on which interest shall be payable shall be April 1 and October 1 in each year, beginning October 1, 2006; the Regular Record Dates for the interest payable on the Securities on any Interest Payment Date shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each a "Regular Record Date"). Interest shall accrue on the basis of a 360-day year, consisting of twelve 30-day months. Interest on any Security shall be payable only to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest payment. If any Interest Payment Date, Redemption Date or Maturity Date of the Securities is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

          The place of payment where the principal of and interest on the Securities shall be payable and the Securities may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee. The place where notices or demands to or upon the Company in respect of the Securities and this Indenture may be served shall be the Corporate Trust Office of the Trustee.

          The Securities will be redeemable at the option of the Company pursuant to Article III.

          SECTION 2.02. Form and Dating.

          The Securities shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

          (a) Restricted Global Securities. All of the Securities are initially being offered and sold to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more Rule 144A Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, which shall initially be DTC, and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions purchased by the Company pursuant to Article 3, repurchases at the option of the Holders pursuant to Article 4 and conversions pursuant to Article 11. Except as provided in this Section 2.02, or in Sections 2.07 or 2.13 hereof, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.

          Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.13 hereof and shall be made on the records of the Trustee and the Depositary, subject in each case to compliance with applicable procedures.

          (c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A attached hereto.

          SECTION 2.03. Execution and Authentication.

          (a) The Securities shall be executed on behalf of the Company by any Officer by manual or facsimile signature.

          (b) Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

          (c) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for substantially in the form set forth on the form of Security attached as Exhibit A hereto duly executed by the Trustee by manual signature of an authorized officer of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          (d) The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

          (e) The Trustee shall have the right to decline to authenticate and deliver any securities under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

          SECTION 2.04. Registrar, Paying Agent and Conversion Agent.

          (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange for other Securities ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion into Common Stock ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their registration of transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, or Conversion Agent or co-registrar.

          (c) The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

          SECTION 2.05. Paying Agent to Hold Money and Securities in Trust.

          Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payment when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

          SECTION 2.06. Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on March 15 and September 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.07. Transfer and Conversion.

          Subject to Section 2.13 hereof,

          (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.04, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

          At the option of the Holder, Certificated Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          The Company shall not be required to make, and the Registrar need not register, and Securities in respect of which a Repurchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased.)

          (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.13 and this Section 2.07(b). Transfers of a Global Security shall be limited to transfers of such Global

Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

          (d) Any Registrar appointed pursuant to Section 2.04 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery of Securities by such Registrar upon registration of transfer or exchange of Securities.

          (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

          SECTION 2.08. Replacement Securities.

          (a) If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent from any loss that any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

          (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

          (c) Upon the issuance of any new Security under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          (d) Every new Security issued pursuant to this Section 2.08 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.09. Outstanding Securities; Determinations of Holders'
Action.

          (a) Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.08 and delivered to it for cancellation and those described in this Section 2.09 as not outstanding (the "Outstanding Securities"). A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 8).

          (b) If a Security is replaced pursuant to Section 2.08, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company.

          (c) If the Paying Agent holds, in accordance with this Indenture, on a Purchase Date Change in Control Purchase Date, or a Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue whether or not the Security is delivered to the Paying Agent.

          (d) If a Security is converted in accordance with Article 10, then from and after the time of conversion on a Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

          SECTION 2.10. Temporary Securities.

          (a) Pending the preparation of definitive Securities, the Company may execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.11. Cancellation.

          All Securities surrendered for payment, redemption or purchase by the Company pursuant to Article 4, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

          SECTION 2.12. Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 2.13. Legend; Additional Transfer and Exchange Requirements.

          (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth in Section 2.13(g) (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

          (b) Subject to Sections 2.13(c)(i) and 2.13(f) and in compliance with
Section 2.13(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

          (c) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.07 and Section 2.13(c)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.07 and Section 2.13(c)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.07 and Section 2.13(c)(iii) and (iv) below.

               (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause
          (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.13(c)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13(c).

               (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with applicable procedures for a Certificated Security in the form satisfactory to the Trustee including any information necessary to ensure compliance with the Securities Act, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.

               (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                    (x) to register the transfer of such Certificated Securities; or

                    (y) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met including any information necessary to ensure compliance with the Securities Act; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

               (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee upon receipt of a Company Order shall authenticate a new Global Security in the appropriate Principal Amount.

          (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee or the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

          As used in Sections 2.13(b) and (d), the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

          (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

               (i) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.13(c)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
          (ii) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or
          (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause
          (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

               (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

               (iii) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

               (iv) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

               (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF, THE HOLDER (I) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ISSUE DATE OF THE NOTE CONVERTED INTO THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE AND THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

          Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.

          (g) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any certificate representing any Security shall bear a legend in substantially the following form, unless (i) such Certificated Security or Global Security has been issued pursuant to Section 2.13(f) hereto, or (ii) such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE AND DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATE AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

          Any such Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Security for exchange in accordance with the procedures of the transfer agent, be exchanged for a new certificate or certificates for a like amount of Securities, which shall not bear the restrictive legend required by this section.

          SECTION 2.14. CUSIP Numbers.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

          SECTION 2.15. Additional Interest Under Registration Rights
Agreements.

          Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference. Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.

                                   ARTICLE 3

                               OPTIONAL REDEMPTION

          SECTION 3.01. Company's Right to Redeem; Notices to Trustee.

          (a) At any time on or after April 5, 2009, and until April 4, 2011 the Company may redeem the Securities, in whole or in part, for cash at a Redemption Price equal to 100% of the Principal Amount being redeemed plus accrued and unpaid interest, to but excluding the Redemption Date, if the Sale Price of Common Stock is equal to or greater than 130% of the Conversion Price then in effect for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the Notice of Redemption.

          (b) Beginning on April 5, 2011 the Company may, at its option, redeem all or part of the Securities for cash at a Redemption Price equal to 100% of the Principal Amount being redeemed plus accrued and unpaid interest, to but excluding the Redemption Date.

          (c) If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed, the Conversion Price and the Redemption Price payable on the Redemption Date. The Company shall give such notice to the Trustee in accordance with Section 3.03.

          (d) In accordance with Section 13.04, in connection with any redemption, the Company shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, to the redemption have been complied with.

          SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all of the outstanding Securities are to be redeemed, the Trustee shall, upon 15 days' prior notice from the Company (unless the Trustee consents to a shorter period), select the Securities to be redeemed in Principal Amounts of $1,000 or integral multiples thereof. The Trustee may select the Securities by lot, pro rata or by any other method the trustee considers fair and appropriate or in any manner required by the Depositary.

          If a portion of a Holder's Securities is selected for partial redemption and the Holder thereafter surrenders a portion of such Securities for conversion before termination of the conversion right with respect to the portion of the Security so selected for redemption, the portion of such Security surrendered for conversion shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption.

          Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.02 shall affect the right of any Holder to convert any Security pursuant to Sections 11.01 before the termination of the conversion right with respect thereto.

          SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall provide a notice of redemption (a "Notice of Redemption") to the Trustee and to each Holder of Securities to be redeemed at such Holder's address kept by the Registrar.

          (b) The Notice of Redemption shall identify the Securities to be redeemed and shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price;

               (iii) the Applicable Conversion Rate as of the Trading Day prior to the date of the mailing of the Notice of Redemption;

               (iv) the name and address of the Paying Agent and the Conversion Agent;

               (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (vi) that the Securities called for redemption may be converted at any time before the close of business on the second Business Day prior to the Redemption Date;

               (vii) that Holders who wish to convert Securities must comply with the procedures in Section 11.02 and paragraph 8 of the Securities;

               (viii) that, unless the Company defaults in making payment of the Redemption Price for the Securities called for redemption, interest on the

          Securities will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Securities;

               (ix) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed; and

               (x) the CUSIP number or numbers for the Securities called for redemption.

          (c) At the Company's request, the Trustee shall give the Notice of Redemption in the Company's name and at the Company's expense.

          SECTION 3.04. Effect of Notice of Redemption. Once a Notice of Redemption is given by the Company, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in such notice, except for Securities that are converted in accordance with the provisions of Section 11.02. Upon their presentation and surrender to the Paying Agent, Securities called for redemption shall be paid at the Redemption Price. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to 11:30 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the Securities to be redeemed on the Redemption Date other than the Securities or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required to pay the aggregate Redemption Price because of conversion of the Securities in accordance with the provisions of Sections 11.02. If such money is then held by the Company or an Affiliate of the Company in trust and is not required for such purpose, it shall be discharged from such trust.

          SECTION 3.06. No Redemption Upon Acceleration. Notwithstanding the foregoing, the Company may not redeem the Securities if the principal amount of Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Securities).

          SECTION 3.07. Partial Redemption Qualifications. In the event of any redemption of the Securities in part, the Company will not be required to:

               (a) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Securities to be so redeemed, or

               (b) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                                   ARTICLE 4

                     REPURCHASE AT THE OPTION OF THE HOLDER

          SECTION 4.01. Purchase of Securities at Option of the Holder On Specified Dates.

          (a) Securities or portions thereof shall be purchased by the Company at the option of the holder for cash on April 1, 2011, April 1, 2016 and April 1, 2021 (each, a "Repurchase Date"), at a purchase price (the "Repurchase Price") equal to 100% of the principal amount of the Securities to be repurchased. The Company shall pay any accrued and unpaid interest, including Additional Interest, if any, thereon to but excluding such Repurchase Date to the holders of such Securities at the close of business on the Regular Record Date immediately preceding such Repurchase Date.

          (b) Holders may submit their Securities for purchase to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day before such Purchase Date.

          (c) Unless the Company has issued a Notice of Redemption, not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a notice (the "Company Notice") by first class mail to the Trustee, to the Paying Agent and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of repurchase notice to be completed by a holder and shall state:

               (i) the last date on which a Securityholder may exercise its repurchase right pursuant to this Section 4.01;

               (ii) the Repurchase Date, the Repurchase Price and the Applicable Conversion Rate as of the Trading Day immediately prior to the mailing of the Company Notice;

               (iii) the name and address of the Trustee, the Paying Agent and the Conversion Agent;

               (iv) that Securities as to which a Repurchase Notice has been given may be converted only in accordance with Article 11 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (v) that Securities must be surrendered to the Paying Agent to collect payment;

               (vi) that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in (v);

               (vii) the procedures the holder must follow to exercise its repurchase rights under this Section 4.01 and a brief description of those rights;

               (viii) briefly, the conversion rights with respect to the Securities;

               (ix) the procedures for withdrawing a Repurchase Notice; and

               (x) the CUSIP number of the Securities.

          (d) At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

          (e) The Company will promptly publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company's website or through such other public medium as the Company may use at that time.

          (f) Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

               (i) delivery to the Paying Agent by the Holder of a written notice of repurchase substantially in the form set forth on the reverse of the Security as Exhibit D thereto (a "Repurchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the second Business Day prior to the Repurchase Date stating:

                    (A) if certificated Securities have been issued, the
               certificate numbers of the Securities that the Holder will deliver to be purchased,

                    (B) the portion of the principal amount of the Securities to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

                    (C) that such Securities shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture;

          provided, however, that if the Securities are not in certificated form, the Repurchase Notice must comply with appropriate Depositary procedures; and

               (ii) book-entry transfer or delivery of such Security to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          No Repurchase Notice with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Change in Control Repurchase Notice and not validly withdrawn such Change in Control Repurchase Notice in accordance with this Section 4.01.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 4.01, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the third Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with this Section 4.01 ("Notice of Withdrawal").

          (g) The Notice of Withdrawal must state:

               (xi) the Principal Amount of Securities being withdrawn, which shall be $1,000 or an integral multiple of $1,000;

               (xii) if certificated, the certificate numbers of the Securities being withdrawn, and if certificated notes have not been issued, the notice must comply with appropriate Depositary procedures; and

               (xiii) the principal amount, if any, of the Securities that remain subject to the purchase notice, if any.

          In connection with any purchase offer pursuant to these provisions, the Company will:

               (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable;

               (ii) file Schedule TO or any other required schedule under the Exchange Act; and

               (iii) otherwise comply with the federal and state securities laws.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written Notice of Withdrawal thereof.

          The Paying Agent has no duty of responsibility to verify the accuracy or compliance with such Notice of Withdrawal.

          (d) Notwithstanding the foregoing, no Securities may be repurchased by the Company at the option of the Holders if the Principal Amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Securities).

          (e) Payment of the Repurchase Price for a Security for which a Repurchase Notice has been delivered and not validly withdrawn is conditioned upon the delivery of the Security, together with necessary endorsements, to the Paying Agent at any time after delivery of the Repurchase Notice. Payment of the Repurchase Price for the Security will be made promptly following the later of the Repurchase Date or the time of delivery of the Security.

          No Securities may be purchased at the option of Holders if there has occurred and is continuing an Event of Default, other than an Event of Default that is cured by the payment of the Repurchase Price of all such Securities.

          SECTION 4.02. Purchase of Securities at Option of the Holder upon Change in Control.

          (a) If prior to April 1, 2011, there shall have occurred a Change in Control, each Holder shall have the right, at such Holder's option, to require the Company to purchase for cash all or any portion of such Holder's Securities which have not been repurchased or called for redemption pursuant to Section 3.01, that is equal to $1,000 or an integral multiple of $1,000 at a purchase price equal to 100% of the principal amount of the Securities to be repurchased (the "Change in Control Purchase Price") plus any accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding the date that is 20 Business Days after the date the Company sends to Holders a Change in Control Purchase Notice (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 4.01(c).

               (A) "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                    (1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company or its Subsidiaries to any Person (other than a Subsidiary); provided, however, that a transaction where the Holders of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving Person immediately after such transaction shall not be a Change in Control;

                    (2) consummation of any share exchange, consolidation or
               merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the Company's consolidated assets (considered together with its Subsidiaries) to any Person (other than one of the Company's Subsidiaries); provided, however, that a transaction where the Holders of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Change in Control;

                    (3) a "person" or "group" (within the meaning of Section
               13(d) of the Exchange Act (other than the Company, the Company's Subsidiaries or the Company's employee benefit plans) files a
               Schedule 13D or a Schedule TO, disclosing that it has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act) of our Common Equity representing more than 50% of the voting power of Common Equity; or

                    (4) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company that is part of a transaction described in clause (1) above that does not constitute a Change in Control under the proviso contained in that clause shall not constitute a Change in Control.

          For purposes of defining a Change in Control:

                    (x) whether a person is a "beneficial owner" will be
               determined in accordance with Rule 13d-3 under the Exchange Act; and

                    (y) a "person" includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

          Notwithstanding the foregoing, it will not constitute a Change in Control if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenter's appraisal rights, if any) in the transaction or transactions constituting the Change in Control consists of another Person's common stock or American Depositary Shares representing shares of another Person's common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (at such time as the Nasdaq National Market is not a U.S. National Securities Exchange), or which will be so traded or quoted when exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock or American Depositary Shares.

          (b) Within 20 days after the Company knows or reasonably should know of the occurrence of the Change in Control transaction, the Company shall mail a written notice of Change in Control ("Change in Control Notice") by first-class mail to the Trustee and to each Holder at their address shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

               (i) briefly, the events causing a Change in Control and the effective date or anticipated effective date of such Change in Control;

               (ii) the date by which the Change in Control Purchase Notice pursuant to this Section 4.02 must be given;

               (iii) the Change in Control Purchase Date;

               (iv) the Change in Control Purchase Price and, to the extent known at the time of such notice, the amount of interest that will be accrued and payable with respect to the Securities as of the Change in Control Purchase Date;

               (v) whether such Change in Control will also constitute a Public Acquirer Change in Control and the conversion rights available to the Holders in connection with such Public Acquirer Change in Control, including the period of conversion;

               (vi) the name and address of the Paying Agent and the Conversion Agent;

               (vii) the Conversion Rate and any adjustments thereto;

               (viii) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (ix) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

               (x) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Business Day following the later of the Change in Control Purchase Date and the time of surrender of such Security;

               (xi) briefly, the procedures the Holder must follow to exercise rights under this Section 4.01;

               (xii) briefly, the conversion rights of the Securities;

               (xiii) the procedures for withdrawing a Change in Control Purchase Notice;

               (xiv) that, unless the Company defaults in making payment of such Change in Control Purchase Price and interest due, if any, interest on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

               (xv) the CUSIP number of the Securities.

          (c) A Holder may exercise its rights specified in Section 4.02(a) upon
(i) delivery to the Paying Agent of a written notice of repurchase substantially in the form set forth on the reverse of the Security as Exhibit E thereto (a "Change in Control Purchase Notice") during the period beginning at any time from the opening of business on the date of the Change in Control Notice and ending 20 days thereafter:

               (A) if certificated Securities have been issued, the certificate number of the Notes that the Holder will deliver to be purchased;

               (B) the portion of the Principal Amount of the Securities to be purchased, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000; and

               (C) that such Securities shall be purchased by the Company as of the Change in Control Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture;

provided, however, that if the Securities are not in certificated form, the Change in Control Purchase Notice must comply with appropriate Depositary procedures; and

               (ii) book-entry transfer or delivery of such Security to the Paying Agent at any time after delivery of the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 4.02(c) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Purchase Notice.

          (d) The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 4.02 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

          (e) The Company shall purchase from the Holder thereof, pursuant to this Section 4.02, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          (f) Any purchase by the Company contemplated pursuant to the provisions of this Section 4.02 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) on or prior to the third Business Day following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 4.02.

          (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by Section 4.02(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.03.

          (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          (i) The Company shall not be required to comply with this Section 4.02 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 4.02 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

          (j) There shall be no purchase of any Securities pursuant to this
Section 4.02 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          SECTION 4.03. Effect of Change in Control Purchase Notice.

          (a) Upon receipt by the Paying Agent of the Change in Control Purchase Notice specified in Section 4.02(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Purchase Price and any accrued and unpaid interest, with respect to such Security. Such Change in Control Purchase Price and interest shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the the Change in Control Purchase Date, with respect to such Security (provided the conditions in Section 4.02 have been satisfied). Securities in respect of which a Change in Control Purchase

Notice has been given by the Holder thereof may not be converted pursuant to
Article 11 hereof on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date specifying:

               (i) the principal amount of the Securities being withdrawn, which shall be $1,000 or an integral multiple of $1,000;

               (ii) if certificated, the certificate number of the Securities being withdrawn, and if certificated Securities have not been issued, the notice must comply with appropriate Depositary procedures, and

               (iii) the principal amount, if any, of Securities that remain subject to the Change in Control Purchase Notice, if any.

          A written Notice of Withdrawal of a Change in Control Purchase Notice may be in the form set forth in the preceding paragraph.

          The Paying Agent has no duty of responsibility to verify the accuracy or compliance with such Notice of Withdrawal.

          SECTION 4.04. Deposit of Repurchase or Change in Control Purchase
Price.

          If the Paying Agent holds funds sufficient to pay the Repurchase Price or the Change of Control Purchase Price of a Security for which a Repurchase Notice or a Change in Control Purchase Notice has been delivered on the Business Day following the Repurchase Date or Change in Control Purchase Date, as the case may be, in accordance with the terms of this Indenture, then, immediately after the Repurchase Date or Change in Control Purchase Date, as the case may be, the Security will cease to be outstanding and interest will cease to accrue, whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of such Holders shall terminate, other than the right to receive the Repurchase Price or Change of Control Purchase Price upon delivery of the Security. This will be the case whether book-entry transfer of the notes is made or whether the Securities are delivered to the Paying Agent.

          SECTION 4.05. Securities Purchased in Part.

          Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

          SECTION 4.06. Repayment to the Company.

          The Trustee and the Paying Agent shall return to the Company upon written request any money or Securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws, together with interest thereon (subject to the provisions of Section 8.01(f)), held by them for the payment of a Repurchase Price or Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.03 exceeds the aggregate Repurchase Price or Change in Control Purchase Price with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Change in Control Purchase Date, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Repurchase Price or Change in Control Purchase Date, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 7.01(f)).

          After return to the Company, Holders entitled to the money or Securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                    ARTICLE 5

                                    COVENANTS

          SECTION 5.01. Payment of Securities.

          The Company shall promptly make all payments of principal of, premium, if any, and interest in respect of the Securities on the dates and in the manner pursuant to this Indenture. All payments in respect of the Securities (including the payment of the principal of, premium, if any and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Securities.

          Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal Amount, Purchase Price, Change in Control Purchase Price, and interest, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on or prior to the third Business Day following the applicable Purchase Date or Change in Control Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due. All references in this indenture to "interest" shall include Additional Interest, if any. The Company shall pay all Additional Interest, if any, in the same manner on the dates set forth in the Securities and in the amounts set forth in the Registration Rights Agreement.

          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.

          SECTION 5.02. SEC and Other Reports.

          The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 5.03. Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          SECTION 5.04. Further Instruments and Acts.

          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 5.05. Maintenance of Office or Agency.

          The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange for other Securities, purchase or conversion for Common Stock and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee's office specified in Section 12.02 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

          SECTION 5.06. Tax Payments

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings.

                                    ARTICLE 6

                              SUCCESSOR CORPORATION

          SECTION 6.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or sell, lease, or otherwise transfer (in one transactions or series of transactions) all or substantially all of its properties and assets to any person, unless:

          (a) Either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by sale, lease or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of (x) the United States of America, any State thereof or the District of Columbia, (y) any member country of the European Union, or (z) any other country if the organization and existence of the person formed by such consolidation in such country not impair the rights of Holders;

          (b) such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; and

          (c) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 6.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 7

                              DEFAULTS AND REMEDIES

          SECTION 7.01. Events of Default. An "Event of Default" occurs, with respect to the Securities, if:

          (a) the Company defaults in the payment of the Principal Amount, a Redemption Price, a Repurchase Price or a Change in Control Purchase Price with respect to any Security when such becomes due and payable;

          (b) the payment of any interest due upon any Security when the same becomes due and payable and continuance of such default for a period of 30 days;

          (c) the Company fails to deliver the Settlement Amount due in accordance with the terms of such Security and this Indenture upon conversion of the Securities, together with cash in respect of any fractional shares, upon conversion of any Securities and such default continues for a period of five days or more;

          (d) the Company fails to comply with any of its agreements, covenants or warranties in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (as defined below);

          (e) the Company shall fail to (i) make any payment by the end of any applicable grace period of Indebtedness in an amount in excess of $75,000,000 and continuance of such failure, or (ii) the acceleration of Indebtedness in an amount in excess of $75,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of subclause (i) of this clause (e), for a period of 30 days after written notice to us by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of the Securities then outstanding; provided, however, that if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; or

          (f) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; and

          (g) the Company or any Significant Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          A Default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure such Default within 60 days after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          SECTION 7.02. Acceleration.

          If an Event of Default with respect to the Securities (other than an Event of Default specified in Section 7.01(f) or (g)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities, by notice to the Company and the Trustee, may declare the Principal Amount of the Securities, plus all accrued and unpaid interest through, but excluding, the date of such declaration, to be immediately due and payable. Upon such a declaration, such Principal (or portion thereof), plus all accrued and unpaid interest through, but excluding, the date of such declaration, shall be due and payable immediately. If an Event of Default specified in Section 7.01(f) or (g) occurs and is continuing, the Principal (or portion thereof), plus all accrued and unpaid interest through, but excluding, the date of such declaration, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities by notice to the Trustee (and without notice to any other Securityholder) may rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree; and all existing Events of Default with respect to the Securities, have been cured or waived except nonpayment of the Principal (or portion thereof) and accrued and unpaid interest of Securities that has become due solely as a result of such acceleration and if all amounts due to the Trustee under Section 8.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 7.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the whole amount then due and payable on the Securities for Principal and interest, with interest upon the overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including amounts due the Trustee under
Section 8.07 or (b) enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 7.04. Waiver of Past Defaults.

          The Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by notice to the Trustee (and without notice to any other Holder), may on behalf of the Holders of all the Securities waive an existing Default and its consequences except (1) an Event of Default described in Section 7.01(a) or (2) a Default in respect of a provision that under Section
10.02 cannot be amended without the consent of the Holder of each outstanding Security. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 7.05. Control by Majority.

          The Holders of a majority in aggregate Principal Amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holder or would involve the Trustee in personal liability.

          SECTION 7.06. Limitation on Suits.

          A Holder of any Security may not pursue any remedy with respect to this Indenture or the Security unless:

          (a) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities is continuing;

          (b) the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

          (e) the Holders of a majority in aggregate Principal Amount of the outstanding Securities do not give the Trustee a direction inconsistent with such request during such 60-day period.

          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

          SECTION 7.07. Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the Principal of and interest on such Security on the Maturity Date (or, in the case of redemption, on the Redemption Date) held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

          SECTION 7.08. Collection Suit by Trustee.

          If an Event of Default described in Section 7.01(a) with respect to Securities occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to such Securities and the amounts provided for in Section 7.07.

          SECTION 7.09. Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 8.07) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

          (c) and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 7.10. Priorities.

          If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order and, in case of the distribution of such money on account of Principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: to the Trustee for amounts due under Section 8.07;

          SECOND: to Holders for amounts due and unpaid for the Principal and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest; and

          THIRD: the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 7.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
7.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 7.11 shall be in lieu of Section

315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 7.12. Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Change in Control Purchase Price and interest in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 8

                                     TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions, which pursuant to this Indenture are specifically required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 8.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 8.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree with the Company.

          SECTION 8.02. Rights of Trustee.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) Subject to the provisions of Section 8.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          SECTION 8.03. Individual Rights of Trustee etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar or any other agent of the Company may do the same with like rights. However the Trustee must comply with Sections 8.10 and 8.11.

          SECTION 8.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company's use of the proceeds from the Securities and, shall not be responsible for any statement in the registration statement for the Securities under the Securities Act, or in the Indenture or the Securities (other than its certificate of authentication) or for the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 8.05. Notice of Defaults. If a Default with respect to the Securities occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder notice of such Default in the manner set forth in TIA Section 315(b) within 90 days after it occurs. Except in the case of a Default described in Section 7.01(a) with respect to any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

          SECTION 8.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities may be listed. The Company agrees to notify the Trustee whenever the Securities become listed on any stock exchange.

          SECTION 8.07. Compensation and Indemnity. The Company agrees:

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest on any Security.

          The Company's payment obligations pursuant to this Section 8.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(3) or (4), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 8.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
8.08. The Holders of a majority in aggregate Principal Amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (a) the Trustee fails to comply with Section 8.10;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver or public officer takes charge of the Trustee or its property;

or

          (d) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          Every successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 8.10, any Holder of a Security may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

          SECTION 8.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 8.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

          SECTION 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA

Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 9

                             DISCHARGE OF INDENTURE

          SECTION 9.01. Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 9.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) either

               (i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid or (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or otherwise discharged from such trust) have been delivered to the Trustee for cancellation; or

               (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                    (A) have become due and payable, whether at Maturity or upon any Redemption Date, Conversion Date, Purchase Date or Change in Control Purchase Date or upon conversion or otherwise; or

                    (B) and the Company has irrevocably deposited or caused to be deposited with the Trustee as cash trust funds or, if expressly permitted by the terms of the Securities, Common Stock in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal Amount, the Redemption Price, Purchase Price, or Change in Control Purchase Price and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.07, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.04, 2.07, 2.08, 8.01, 8.02 and 8.05 shall survive.

          SECTION 9.02. Application Of Trust Funds; Indemnification.

          Subject to the provisions of Section 9.03, all money deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the amount for whose payment such money has been deposited with or received by the Trustee.

          SECTION 9.03 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company on Company Request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense and direction of the Company cause to be published once in an Authorized Newspaper or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money then remaining will be returned to the Company. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE 10

                             SUPPLEMENTAL INDENTURES

          SECTION 10.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) cure any ambiguity, omission, defect or inconsistency;

          (b) provide for the assumption by a successor corporation of the Company's obligations under this Indenture;

          (c) provide for uncertificated Securities in addition to certificated Securities (so long as any uncertificated Securities are in registered form for purposes of the Internal Revenue Code);

          (d) make any change that does not adversely affect the rights of any Holder of the Securities;

          (e) make any change to comply with the TIA, or to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

          (f) add to the Company's covenants or obligations under this Indenture or surrender any right, power or option conferred by the Indenture on the Company.

     No amendment to cure any ambiguity, defect or inconsistency in this Indenture will be deemed to adversely affect the interests of the Holders.

          SECTION 10.02. Supplemental Indentures with Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Outstanding Securities, the Company and the Trustee may amend this Indenture or the Securities or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such amendment or supplemental indenture shall, without the consent of each Holder of Outstanding Securities:

          (a) reduce the Principal Amount, reduce the rate or change the time of payment of interest on any Security, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Security, or extend the Maturity Date of any Security or mane any Security payable in money or securities other than stated in the Securities;

          (b) make any reduction in the principal amount of Securities whose Holders must consent to an amendment or any waiver under this Indenture or modify this Indenture provisions relating to such amendments or waivers;

          (c) make any change that adversely affects the right to convert any Security or the right to require the Company to purchase a Security;

          (d) impair the right to institute suit for enforcement of any payment with respect to, or conversion of, the Securities; or

          (e) make any amounts payable with respect to the Securities payable in currency other than that stated in the Securities.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or supplemental Indenture under this Section 10.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

          SECTION 10.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

          SECTION 10.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the Company or an agent of the Company certifies to the Trustee that the consent of the requisite aggregate Principal Amount of the Securities has been obtained. After an amendment, waiver or action becomes effective, it shall bind every Holder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to the Securities. If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          SECTION 10.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          SECTION 10.06. Trustee to Sign Supplemental, Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 8.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 10.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 11

                                   CONVERSION

          SECTION 11.01. Conversion Privilege.

          (a) Subject to the conditions described in this Section 11.01, and upon compliance with the provisions of this Article 11, a Holder shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time if one or more of the following conditions for conversion are satisfied:

          (i) if the Sale Price for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter of the Company exceeds 120% of the Conversion Price on the last day of such preceding fiscal quarter (the "Conversion Trigger Price") then the Holders may surrender their Securities for conversion in accordance with this Article 11 during and only during the fiscal quarter immediately following the fiscal quarter in which the Sale Price so exceeded the Conversion Trigger Price;

          (ii) the Company calls the Securities for redemption pursuant to and in accordance with Article 3, a Holder may surrender Securities for conversion from the date of the Notice of Redemption until the close of business on the second Business Day prior to the Redemption Date; or

          (iii) In the event that the Company:

          (1) elects to distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at less than the average Sale Price for the five consecutive Trading Days ending on the date immediately preceding the record date for such distribution; or

          (2) elects to distribute to all holders of Common Stock cash, debt securities (or other evidence of Indebtedness) or other assets (excluding dividends or distributions described in Sections 11.07(a) and (b)), which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the average Sale Prices for the five consecutive Trading Days ending on the date immediately preceding the record date for such distribution, or

          (3) is a party to a Change in Control, or, upon an event that would have been such a Change in Control but for the existence of one of the exceptions set forth in the last paragraph of Section 4.02(a) of the Indenture; a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective time of the Change of Control transaction until 15 days after the actual effective date of such Change of Control transaction (or, if such transaction also constitutes a Change in Control, until the Change in Control Purchase Date). After the effective time of the transaction, settlement of the Conversion Value will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Common Stock received in such transaction (or, if such transaction provides for the holders of Common Stock the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the weighted average of the types and amounts of consideration received by the holders of Common Stock); provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and at the Company's election, cash, Common Stock or a combination of cash and Common Stock in accordance with the terms of the Indenture. The Company will notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction (but in no event less than 20 days prior to the anticipated effective date of such transaction).

          (b) If the Company makes a distribution described in Section 11.01(a)(iii)(1) or Section 11.01(a)(iii)(2) the Company must notify Holders at least 20 days prior to the Ex-Dividend Date for such distribution ("Distribution Notice"). Once the Company has given a Distribution Notice, Holders may surrender their Securities for conversion at any time until (x) the earlier of the close of business (x) on the Business Day prior to the Ex-Dividend Date or (y) the Company's announcement that such distribution will not take place, even if the Securities are not convertible at that time. No adjustment to Conversion Rate or the ability of Holders to convert will be made if Holders are entitled to participate in the distribution without conversion.

          (c) A Security for which a Holder has delivered a Repurchase Notice or a Change in Control Purchase Notice requiring the Company to purchase the Security may be converted only if such Repurchase Notice or Change in Control Purchase Notice is withdrawn in accordance with Section 4.01. The Company may not become party to any such transaction unless its terms are consistent with the foregoing.

          (d) Notwithstanding anything in this Section 11.01, Securities will not become convertible by reason of a merger, consolidation or other transaction effected with one of the Company's Subsidiaries for the purpose of changing the Company's state of incorporation to any other state within the United States or District of Columbia.

          (e) Holders may surrender their Securities for conversion at any time on or after February 1, 2026 until the close of business on the day immediately preceding the Maturity Date.

          (f) At any time when conversion of Securities is allowed in accordance with this Indenture, if a Holder surrenders its Securities for conversion, such holder will receive, in respect of each $1,000 of Principal Amount into the Conversion Value which shall be paid as follows:

          (i) Cash in an amount equal to the lesser of (A) $1,000 and (B) the Conversion Value (the "Required Cash Amount"); and

          (ii) If the Conversion Value is greater than $1,000, at the option of the Company, a number of shares of Common Stock, equal to the sum of the Daily Share Amounts for each of the 20 consecutive Trading Days in the Conversion Reference Period (the "Net Share Amount"), subject to the right of the Company to deliver cash in lieu of all or a portion of such Net Share Amount.

     (f) The Initial Conversion Rate is subject to adjustment in certain events described in Section 11.07.

     (g) A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     (h) On any day prior to the date that is three Business Days following the receipt of a Holder's Notice of Conversion (the "Cash Settlement Notice Period"), the Company may specify an amount of the Net Share Amount that will be settled in cash (which must be expressed either as 100% of the Net Share Amount or as a fixed dollar amount) ("Cash Settlement Amount") and will notify the Holder of such Cash Settlement Amount through written notice to the Trustee ("Cash Settlement Notice"). If the Company timely elects to pay cash for any portion of the Net Share Amount, a Holder may retract his or her Notice of Conversion at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the "Conversion Retraction Period"). If the Company does not make such an election, no retraction can be made and the Notice of Conversion shall be irrevocable. If the Company does not specify a Cash Settlement Amount for each Trading Day in the applicable Conversion Reference Period, the Company must settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company will pay cash in lieu of fractional shares as described below. The Company may, at its option, revoke any Cash Settlement Notice by notifying the Trustee, provided that the Company revoke such notice prior to the start of the applicable Conversion Reference Period. At any time, the Company may irrevocably elect to deliver shares of Common Stock to satisfy all future Net Share Amount payments upon all subsequent conversions of Securities, terminating its right to deliver cash in payment of future Net Share Amounts.

     (i) The cash and any shares of Common Stock due upon conversion of the notes ("Settlement Amount") will be delivered through the Conversion Agent as promptly as practicable following the end of the Conversion Reference Period applicable to the Securities being converted.

     (j) The ability to surrender Securities for conversion will expire at the close of business on the Business Day immediately preceding the Maturity Date.

     In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which
Section 11.07 applies occurs during the period applicable for calculating Average Closing Price pursuant to the definition in the preceding sentence, the Average Closing Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Price of the Common Stock during such period.

     (k) The Company will determine at the beginning of each fiscal quarter commencing at any time after April 12, 2006, whether the Securities are convertible as a result of the price of the Common Stock satisfying the conditions in Section 11.01(a)(i) and notify the Conversion Agent and the Trustee.

     (l) All calculations and determinations required by this Article 11 shall be made by the Company pursuant to an Officer's Certificate delivered to the Trustee.

          SECTION 11.02. Conversion Procedure.

          (a) To convert a Security that is represented by a Global Security, a Holder must convert by book-entry transfer to the Conversion Agent through the facilities of the DTC. The Trustee shall, within one Business Day upon receipt of a Holder's conversion by book-entry transfer, provide notice to the Company, as set forth in Section 11.02(b).

          (b) To convert a Security that is represented by a Certificated Security, a Holder must (1) complete and manually sign the conversion notice a form of which is on Exhibit C to this Indenture, the Form of Reverse Side of Security, (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

          (c) The person in whose name the certificate representing any shares is registered shall be treated as a stockholder of record on and after the date a Security is surrendered and the shares of Common Stock issuable upon conversion of a Note are delivered (the "Settlement Date"); provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Net Share Amount upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

          (d) The ability to surrender Securities for conversion will expire at the close of business on the Business Day immediately preceding the Maturity Date.

          (e) Holders of Securities at the close of business on a Regular Record Date will receive payment of the interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after the close of business on the applicable Regular Record Date. Securities surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest payment that is due on these Securities on that Interest Payment Date; provided, however, that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the next Interest Payment Date,
(2) if the Company has specified a Purchase Date following a Regular Record Date and on or prior to the next Interest Payment Date, or (3) only to the extent of overdue interest, of any overdue interest exists at the time of conversion with respect to such Securities. The Company will not be required to convert any Securities that are surrendered for conversion without payment of interest as required by this Article 11.

          (f) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 11. Holders of Common Stock issued upon conversion will not be entitles to receive any dividends payable to Holders of the Common Stock as of any Regular Record Date before the close of business on the settlement date of the conversion right. On conversion of a Security, accrued interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Required Cash Amount and Net Share Amount, if any (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

          (g) If the Holder converts more than one Security at the same time, the Required Cash Amount and Net Share Amount, if any (together with the cash payment, if any, in lieu of fractional shares) shall be based on the total Principal Amount of the Securities converted.

          (h) If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

          (i) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

          (j) Upon determining that the Holders are entitled to convert their Securities in accordance with the provisions of this Indenture, the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or
(2) provide notice to the Holders of the Securities in a manner contemplated by this Indenture, including through the facilities of DTC.

          SECTION 11.03. Fractional Shares.

          A Holder of a Security otherwise entitled to a fractional share of Common Stock will receive cash equal to such fraction multiplied by the average of the Sale Price for each of the 20 consecutive trading days in the Conversion Reference Period.

          SECTION 11.04. Effect of Conversion.

          The Company's delivery to the Holder of the Settlement Amount, will be deemed:

          (a) to satisfy the Company's obligation to pay the Principal Amount of the Security; and

          (b) to satisfy any obligation to pay all other amounts owed on the Securities including accrued and unpaid interest, if any.

          Accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

          SECTION 11.05. Taxes on Conversion.

          If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be delivered in a name other than the Holder's name. Nothing herein shall preclude any party from complying with any tax withholding required by law or regulations.

          SECTION 11.06. Company to Provide Stock.


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

          The Company shall, prior to issuance of any Securities under this
Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the payment of the Net Share Amount, if applicable, upon conversion of the Securities.

          All shares of Common Stock delivered upon payment of any Net Share Amount, if applicable, upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon payment of any Net Share Amount, if applicable, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

          SECTION 11.07. Adjustment for Change In Capital Stock.

     The Conversion Rate will be adjusted in the event, after the Issue Date of the Securities, the Company:

          (a) pays a dividend or makes a distribution on Common Stock payable in shares of Common Stock, shares of other Capital Stock or Subsidiaries' Capital Stock;

          (b) subdivides its shares of Common Stock;

          (c) combines its shares of Common Stock;

          (d) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

          (e) makes a distribution to all holders of its Common Stock of certain rights to purchase shares of its Common Stock for a period expiring within 60 days from the date of issuance of such rights at less than the average Sale Price for the five consecutive trading days immediately preceding the Ex-Dividend Date for such distribution;

          (f) makes distributions to all holders of Common Stock of the Company's assets or debt securities or rights to purchase securities (excluding cash dividends or other cash distributions from current or retained earnings, those rights to purchase shares of Common Stock referred to in Section 11.07(e) and any dividend or distribution referred to in Section 11.07(a) above);

          (f) makes a distributions to all holders of Common Stock (excluding quarterly cash dividend on the Company's Common Stock to the extent that the aggregate cash dividend per share of the Common Stock in and fiscal quarter does not exceed $0.10 (the "Dividend Threshold Amount")); and

          (g) makes a distribution of its or its Subsidiaries' cash or other consideration in respect of a tender offer or exchange offer for Common Stock, where such cash and the value of any such other consideration per share of Common Stock validly tendered or exchanged exceeds the Sale Price on the trading day following the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer (in which case the adjustment will be made based on the amount by which the consideration exceeds the Sale Price on such trading day).

          For purposes of clause (f) above, the Dividend Threshold Amount is subject to adjustment according to Section 11.09.

          In no event will the Conversion Rate be adjusted to the extent the adjustment would reduce the Conversion Price below the par value per share of Common Stock.

          The "Market Price" of the Common Stock as of any date means the average of the Sale Prices for the 10 consecutive Trading Days ending on the third Business Day (if the third Business Day prior to the applicable date is a Trading Day or, if not, then on the last Trading Day) prior to such date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 10 Trading Days and ending on such date, of certain events with respect to the Common Stock that would result in an adjustment of the Conversion Rate.

          SECTION 11.08. Adjustment for Rights Issue.

          If, after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Average Closing Price, the Conversion Rate shall be adjusted in accordance with the formula:

                                              (O + N)
                                R' = R x ----------------
                                         (O + (N x P) /M)

          where:

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.

          O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.

          N = the number of additional shares of Common Stock offered pursuant to the distribution.

          P = the offering price per share of the additional shares.

          M = the Average Closing Price, minus, in the case of (i) a distribution to which Section 11.07(f) applies or (ii) a distribution to which
Section 11.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this

Section 11.08 applies and (y) the Ex-Dividend Time shall occur on or after the date of the first public announcement for the distribution to which this Section
11.08 applies, the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the

          (a) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.07(f) distribution and

          (b) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 11.08 distribution.

          The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

          The adjustment shall become effective the trading day immediately prior to the date on which stockholders are no longer entitled to receive the rights, warrants or options to which this Section 11.08 applies whether by determination of a record date by the Company or by trading of "due bills" containing such rights, warrants or options as required by the U.S. National Securities Exchange or quotation market on which the Common Stock is traded. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

          No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

          SECTION 11.09. Adjustment for Other Distributions.

          (a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets (excluding distributions of Capital Stock or equity interests referred to in Section 11.07(b)), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.07 and distributions of rights, warrants or options referred to in Section 11.08 and (y) cash dividends or other cash distributions referred to in Section 11.09, the Conversion Rate shall be adjusted, subject to the provisions of Section 11.09(c), in accordance with the formula:

                                        R x M
                                   R' = -----
                                        M - F

          where:

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.


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

          M = the Average Closing Price, minus, in the case of a distribution to which Section 11.07(f) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 11.08(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.09(a) applies, the fair market value (on the record date for the distribution to which this Section 11.09(a) applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.07(f) distribution.

          F = the fair market value (on the record date for the distribution to which this Section 11.09(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.09(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          The Board of Directors shall determine fair market values for the purposes of this Section 11.09(a).

          The adjustment shall become effective immediately after the date on which the shareholders are no longer entitled to receive the distribution to which this Section 11.09(a) applies whether by determination of a record date by the Company or by trading of "due bills" containing such rights, warrants or options as required by the U.S. National Securities Exchange or quotation market on which the Common Stock is traded.

          (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, then the Conversion Rate shall be adjusted in accordance with the formula:

                               R' = R x (1 + F/M)

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.

          M = the average of the Post-Distribution Prices of the Common Stock for the 11 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted.

          F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 11.08(b) shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 11 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted.

          "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

          (c) In the event that, with respect to any distribution to which
Section 11.09(a) would otherwise apply, the difference "M-F" as defined in the formula set forth in Section 11.09(a) is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 11.09(a) shall not be made and in lieu thereof the provisions of Section 11.16 shall apply to such distribution.

          SECTION 11.10. Adjustment for Cash Dividends.

          (a) If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), the Conversion Rate shall be adjusted, subject to the provisions of Section 11.09(b) in accordance with the formula:

                                               M
                                   R' = R x -------
                                            (M - C)

          where,

          R' = the adjusted Conversion Rate;

          R = the Conversion Rate in effect immediately prior to the Time of Determination;


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

          M = the average of the Closing Prices of the Common Stock for the five consecutive Trading Days prior to the Trading Day immediately preceding the Time of Determination; and

          C = the amount in cash per share the Company distributes to holders in excess of the Dividend Threshold Amount (and for which no adjustment has been made).

          SECTION 11.11. Adjustment for Tender Offer.

          If, after the Issue Date, the Company makes a payment of cash or other consideration to holders of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, for the Common Stock, and the value of the sum of (i) the aggregate cash and other consideration paid for such Common Stock, and (ii) the aggregate fair market value of any consideration paid for the purchase of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 11.11 previously has been made, expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Closing Price of the Common Stock on the Trading Day immediately following the last time (the "Expiration Time") on which tenders or exchanges may be made pursuant to the tender or exchange offer, then the Conversion Rate shall be adjusted in accordance with the formula:

                                       F + (P x O)
                              R' = R x -----------
                                          O' x P

          where,

          R = the Conversion Rate in effect on the Expiration Time;

          R' = the Conversion Rate in effect immediately after the Expiration Time;

          F = the fair market value (as determined by the Board of Directors) of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the "Purchased Shares");

          O = the number of shares of Common Stock outstanding immediately after the Expiration Time less any Purchased Shares;

          O' = the number of shares of Common Stock outstanding immediately after the Expiration Time, including any Purchased Shares; and

          P = the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

          Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 11.11 to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 11.11.

          SECTION 11.12. Adjustment to Conversion Rate Upon Change in Control Transactions.

          If, after the Issue Date and prior to April 1, 2011, a Change in Control occurs and a Holder elects to convert its Securities in connection with such Change in Control, the Company will increase the Applicable Conversion Rate for the Securities surrendered by conversion by a number of additional shares of Common Stock (the "Make-Whole Shares"), as described in this Section 11.12. A conversion of Securities will be deemed for the purposes of this Section 11.12 to be "in connection with" a Change in Control transaction if the notice of conversion of the Securities is received by the Conversion Agent from and including the date that is ten Trading Days prior to the anticipated effective date of the Change in Control, up to and including the Trading Day prior to the related purchase date.

          The number of Make-Whole Shares will be determined by reference to the table below and is based on the date which such Change in Control transaction becomes effective (the "Change in Control Effective Date") and the price (the "Stock Price") paid per share of Common Stock in such Change in Control transaction. If the holders of Common Stock receive only cash in the Change in Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the closing sale prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Change in Control Effective Date.

          The Stock Prices set forth in the first column of the table below will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Applicable Conversion Rate as so adjusted.

                                                                     STOCK PRICE
                   ---------------------------------------------------------------------------------------------------------------
EFFECTIVE DATE     $105.55 $110.00 $115.00 $120.00 $126.66 $130.00 $140.00 $160.00 $180.00 $200.00 $225.00 $250.00 $275.00 $300.00
--------------     ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
April 12, 2006 ...   1.57    1.57    1.41    1.23    1.05    0.99    0.76    0.49    0.32    0.21    0.13    0.09    0.06    0.04
April 1, 2007 ....   1.57    1.57    1.41    1.25    1.03    0.95    0.73    0.43    0.26    0.16    0.09    0.06    0.03    0.02
April 1, 2008 ....   1.57    1.57    1.41    1.25    1.01    0.91    0.70    0.37    0.19    0.10    0.05    0.02    0.01    0.01
April 1, 2009 ....   1.57    1.57    1.49    1.29    1.08    0.94    0.71    0.28    0.00    0.00    0.00    0.00    0.00    0.00
April 1, 2010 ....   1.57    1.57    1.57    1.38    1.18    1.07    0.79    0.35    0.00    0.00    0.00    0.00    0.00    0.00
April 1, 2011 ....   1.57    1.57    1.54    1.39    1.22    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00

          If the exact Stock Prices and effective dates are not set forth in the table, then: (i) if the Stock Price is between two Stock Price amounts in the table or the effective date is between two dates in the table, the Make-Whole Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Price amounts and the two dates in the table, based on a

365-day year, (ii) if the Stock Price exceeds $300.00 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities; and (iii) if the Stock Price is less than $105.55 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities.

          SECTION 11.13. Adjustment to Conversion Rate After a Public Acquirer Change in Control.

          Notwithstanding the provisions of Section 11.11, if, following the Issue Date, a Change in Control constituting a Public Acquirer Change in Control occurs, the Company may, in lieu of issuing additional shares of Common Stock upon conversion, elect to adjust the Conversion Rate and the related conversion obligation (the "Conversion Obligation") such that from and after the effective date of such Public Acquirer Change in Control (the "Public Acquirer Change in Control Effective Date"), Holders shall be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock, still subject to the arrangements for payment upon conversion otherwise applicable pursuant to this
Article 11, by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change in Control by a fraction (i) the numerator of which will be (a) in the case of a consolidation, merger or binding share exchange pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable per share of Common Stock or
(b) in the case of any other Public Acquirer Change in Control, the average Sale Price for the 10 consecutive Trading Days prior to but excluding the Public Acquirer Change in Control Effective Date; and (ii) the denominator of which will be the average of the last reported sales prices of the Public Acquirer Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the Public Acquirer Change in Control Effective Date.

          A "Public Acquirer Change in Control" means a Change in Control in which the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change in control (the "Public Acquirer Common Stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have "public acquirer common stock" if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, in such case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act of more than 50% of the total voting power of all shares of the respective entity's capital stock that are entitled to vote generally in the election of directors.

          Upon a Public Acquirer Change in Control, at the election of the Company, Holders may convert their Securities at the adjusted Conversion Rate described in the second preceding paragraph in this Section 11.12 but shall not be entitled to receive additional shares upon conversion as described herein. The Company shall be required to notify Holders of its election in its notice to holders of such Public Acquirer Change in Control pursuant to Section 3.01.

          Within 10 Trading Days prior to but not including the expected effective date of a Change in Control that is also a Public Acquirer Change In Control, the Company will provide to all Holders of the Securities and the Trustee and Paying Agent a notification stating whether the Company will:

          (a) elect to adjust the Conversion Rate and related Conversion Obligation, in which case the Holders will not have the right to receive additional shares upon conversion, as described in Section 11.11; or

          (b) not elect to adjust the Conversion Rate and related Conversion Obligation, in which case the Holders will have the right to convert Securities and, if applicable, receive additional shares upon conversion as described above described in Section 11.11.

          SECTION 11.14. When Adjustment May Be Deferred.

          No adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least 1% of the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made at the time notice of redemption is mailed and thereafter any Conversion Rate adjustment shall be made without regard to the 1% threshold described in the preceding sentence.

          No adjustment need be made if Holders may participate in the transaction (without exercising their conversion option) that would otherwise give rise to such an adjustment. In cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities distributed to stockholders (a) equals or exceeds the Market Price of Common Stock, or (b) such Market Price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder will be entitled to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted such Holder's Securities immediately prior to the Regular Record Date for determining the stockholders entitled to receive the distribution.

          Notwithstanding the provisions of this Article 11, in no event will the Conversion Rate exceed 7.8952 shares per $1,000 Principal Amount of the Securities, as adjusted, other than on account of Sections 11.07, 11.08, 11.09, 11.11, 11.12 and 11.13.

          All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be (with one-half cent and 5/10,000ths of a share being rounded upward).

          SECTION 11.15. When No Adjustment Required.

          (a) No adjustment need be made for a transaction referred to in
Section 11.07, 11.08, 11.09, 11.10, 11.11 or 11.19 if Securityholders are to
participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

          (b) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          (c) No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (d) To the extent the Securities become convertible pursuant to this
Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (e) Upon conversion of the Securities, the Holders of such Securities will receive, to the extent that the Company delivers shares of Common Stock upon such conversion, the rights related to such Common Stock pursuant to any existing or future shareholder rights plan, whether or not such rights have separated from the Common Stock at the time of such conversion. However, there will not be any adjustment to the conversion privilege or Conversion Rate as a result of:

               (i) the issuance of such rights;

               (ii) the distribution of separate certificates representing such rights;

               (iii) the exercise or redemption of such rights in accordance with any rights agreement; or

               (iv) the termination or invalidation of such rights.

          (f) Notwithstanding the foregoing, if a Holder of Securities exercising its right of conversion after the distribution of rights pursuant to any rights plan in effect at the time of such conversion is not entitled to receive the rights that would otherwise be attributable (but for the date of conversion) to the shares of Common Stock to be received upon such conversion, if any, the Conversion Rate will be adjusted as though the rights were being distributed to Holders of Common Stock on the date the rights become separable from such stock. If such an adjustment is made and such rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion rate on an equitable basis.

          SECTION 11.16. Notice of Adjustment.

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          SECTION 11.17. Voluntary Increase.

          The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.07, 11.08, 11.09, 11.10, 11.11 or 11.12.

          SECTION 11.18. Notice of Certain Transactions.

          If:

          (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.07, 11.08, 11.09, 11.10, 11.11 or
11.12 (unless no adjustment is to occur pursuant to Section 11.15); or

          (b) the Company takes any action that would require a supplemental indenture pursuant to Section 11.19; or

          (c) there is a liquidation or dissolution of the Company;

          then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          SECTION 11.19. Reorganization of Company; Special Distributions.

          If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Common Stock of the Company, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that after the effective time of the transaction, settlement of the Net Share Amount will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Common Stock received in such transaction (or, if such transaction provides for the holders of Common Stock the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the weighted average of the types and amounts of consideration received by the holders of Common Stock); provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and at the Company's election, cash, common stock or a combination of cash and common stock in accordance with the terms of this Article 11. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

          If this Section applies, neither Section 11.07 nor 11.08 applies. If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 11.09(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.09, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

          SECTION 11.20. Company Determination Final.

          Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.07, 11.08, 11.09, 11.10, 11.11, 11.14, 11.15,
11.19 or 11.22 is conclusive.

          SECTION 11.21. Trustee's Adjustment Disclaimer.

          The Trustee has no duty to determine when an adjustment under this
Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section
11.19 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 11. Each Conversion Agent and Paying Agent shall have the same protection under this Section 11.21 as the Trustee.

          SECTION 11.22. Simultaneous Adjustments.

          In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.07(4), 11.08, 11.09 or 11.10, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.07, second, the provisions of Section 11.09, third, the provisions of Section 11.10 and, fourth, the provisions of 11.08.

          SECTION 11.23. Successive Adjustments.

          After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

          SECTION 11.24. Rights Issued in Respect of Common Stock Issued Upon Conversion.

          Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of rights ("Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of the Company's Amended and Restated Rights Agreement, dated as of December 12, 2000, between the Company and American Stock Transfer & Trust Company, as Rights Agent, or any successor shareholder rights agreement adopted by the Company, as the same may be amended form time to time (in each case, a "Shareholders Rights Plan"). Provided that such Shareholders Rights Plan requires that each share of Common Stock issued upon conversion of Securities (or cash in lieu thereof) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 10, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any Shareholders Rights Plan, or the termination or invalidation of such Rights.

          SECTION 11.25. Withholding Taxes for Adjustments in Conversion Rate.

          If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and Common Stock on the Securities.

                                   ARTICLE 12

                               PAYMENT OF INTEREST

          SECTION 12.01. Interest Payments.

          Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in cash on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or accrual date, as the case may be, or, if no such instructions have been received by check drawn on a bank in the City of New York mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

          SECTION 12.02. Defaulted Interest.

          Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below. All such Defaulted Interest shall be payable on the next Interest Payment Date.

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the "Special Record Date"). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          SECTION 12.03. Interest Rights Preserved.

          Subject to the foregoing provisions of this Article 12 and Section 2.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 13

                                  MISCELLANEOUS

          SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company: Allergan, Inc.
                             2525 Dupont Drive
                             Irvine, CA 92715-1599
                             Attention: Matthew J. Maletta, Esq.

          if to the Trustee: Wells Fargo Bank, National Association
                             707 Wilshire Blvd, 17th Floor
                             Los Angeles, CA 90017
                             Attn: Maddy Hall, Corporate Trust Services
                             Facsimile: 213-614-3355

          All notices and communications (other than those sent to Holders) will be deemed to have been given: at the time delivered by hand, if personally delivered and five Business Days after being deposited in the mail, postage prepaid, if mailed.

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Holder shall be mailed to such Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and the Agents.

          Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

          SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company and the Trustee, the Registrar or the Paying Agent, and anyone else, shall have the protection of TIA Section 312(c).

          SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) at the request of the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 13.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Agents may make reasonable rules for their functions.

          SECTION 13.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including an Interest Payment Date, Redemption Date or Maturity of any Security, or a date for giving notice) is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision which specifically states that such provision shall apply in lieu of this Section) payment of interest or Principal need not be made, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or such other date and to the extent applicable no interest, if any, shall accrue for the intervening period.

          SECTION 13.09. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the state of New York, as applied to contracts made and performed within the state of New York, without regard to principles of conflicts of law.

          SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.12. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 13.13. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 13.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                        ALLERGAN, INC.


                                        By:  /s/ Jeffrey L. Edwards
                                            ------------------------------------
                                        Name: Jeffrey L. Edwards
                                              ----------------------------------
                                        Title:Executive Vice President,
                                              ---------------------------------
                                              Finance and Business Development,
                                              ---------------------------------
                                              Chief Financial Officer
                                              ---------------------------------


                                        Attest: /s/ Matthew J. Maletta
                                                --------------------------------
                                        Name:  Matthew J. Maletta
                                              ----------------------------------
                                        Title: Vice President, Assistant General
                                               ---------------------------------
                                               Counsel and Assistant Secretary
                                               ---------------------------------


                                        TRUSTEE

                                        By: WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION
                                        By:  /s/ Maddy Hall
                                            ------------------------------------
                                        Name: Maddy Hall
                                              ----------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------


                                        Attest: /s/ Scott C. Emmons
                                                --------------------------------
                                        Name:  Scott C. Emmons
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.(1)

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.(2)

BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN

----------
(1)  This paragraph should be included only if the Security is a Global
     Security.

(2) This paragraph should be included only if the Security is a Restricted Security.

RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE AND DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.(3)

----------
(3) This paragraph should be included only if the Security is a Restricted Security.

                                 ALLERGAN, INC.
                     1.50% CONVERTIBLE SENIOR NOTE DUE 2026

No. S-1                                  CUSIP: __________
Issue Date: __________________
Principal Amount: ____________

          ALLERGAN, INC., a Delaware Corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount of _______ ($____) on April 1, 2026.

          This Security shall bear cash interest at the rate of 1.50% per annum. This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:
       -------------

                                        ALLERGAN, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, NATIONAL
ASSOCIATION
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.


By:
    ---------------------------------
    Authorized Officer

                       [FORM OF REVERSE SIDE OF SECURITY]
                     1.50% CONVERTIBLE SENIOR NOTE DUE 2026

1. INTEREST

          This Security shall bear cash interest at the rate of 1.50% per annum. Interest on this Security shall accrue from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2006, to the holders of record of Securities at the close of business on the March 15 or September 15 immediately preceding such Interest Payment Date. Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the scheduled original Issue Date) through the day before the applicable Interest Payment Date or purchase date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security upon its Maturity, conversion or purchase by the Company at the option of the Holder upon a Change in Control in accordance with paragraph 5 hereof.

          If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 7.02 of the Indenture, upon the date set for payment of the Change in Control Purchase Price pursuant to paragraph 5 hereof or upon the Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 7 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.125% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on the next Interest Payment Date.

2. METHOD OF PAYMENT

          Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Purchase Prices and Change in Control Purchase Prices and at Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR

          Initially, Wells Fargo Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4. INDENTURE

          The Company issued the Securities under an Indenture dated as of April 12, 2006 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

          The Securities are senior unsecured obligations of the Company limited to up to $750,000,000 aggregate Principal Amount (subject to Section 2.08 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. OPTIONAL REDEMPTION BY THE COMPANY

          At any time on or after April 5, 2009, and until (but excluding) April 4, 2011 the Company may redeem the Securities for Cash, in whole or in part, only if the Sale Price of Common Stock is equal to or greater than 130% of the Conversion Price then in effect for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date of the Company's mailing of the Notice of Redemption, where the "Conversion Price" means the then applicable Redemption Price divided by the Conversion Rate.

          Beginning on April 5, 2011 the Company may redeem all or part of the Securities for cash at a price equal to 100% of the Principal Amount being redeemed plus accrued and unpaid interest, to but excluding the Redemption Date.

6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

          Securities or portions thereof shall be purchased by the Company at the option of the holder for cash on the Repurchase Dates of April 1, 2011, April 1, 2016 and April 1, 2021, at a purchase price equal to 100% of the principal amount of the Securities to be repurchased. The Company shall pay any accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Repurchase Date to the holders of such Securities at the close of business on the record date immediately preceding such Repurchase Date.

          Securities in denominations larger than $1,000 of Principal Amount at Maturity may be purchased in part, but only in integral multiples of $1,000 of Principal Amount at Maturity.

7. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no the date that is 20 Business Days after the delivery of a Change of Control Notice to be delivered in connection with the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to the Principal Amount of the Securities to be purchased, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

          Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written Notice of Withdrawal in accordance with the provisions of the Indenture.

          If cash (and/or securities if permitted under the Indenture) sufficient to pay the Change in Control Purchase Price, of, together with any accrued and unpaid interest with respect to, all Securities or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Change in Control Purchase Date, interest shall cease to accrue on such Securities (or portions thereof) immediately after such Change in Control Purchase Date whether or not the Security is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price and accrued and unpaid interest upon surrender of such Security).

8. CONVERSION

          Subject to the conditions and upon compliance with the provisions of
Article 11 of the Indenture, a Holder shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time if one or more of the following conditions for conversion are satisfied:

          (i) during any fiscal quarter the Sale Price for at least 20 trading days in a period of 30 consecutive trading days ending on the last Trading Day of the immediately preceding fiscal quarter of the Company exceeds the Conversion Trigger Price.

          (ii) the Company calls the Securities for redemption, a Holder may surrender Securities for conversion from the date of the Notice of Conversion until the close of business on the second Business Day prior to the Redemption Date; or

          (iii) In the event that the Company:

          (1) elects to distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at less than the average Sale Price for the five consecutive Trading Days ending on the date immediately preceding the first record date for such distribution; or

          (2) elects to distribute to all holders of Common Stock cash, debt securities (or other evidence of Indebtedness) or other assets (excluding dividends or distributions described in Sections 11.07(a) and (b) of the Indenture, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the average of the average Sale Price for the five consecutive Trading Days ending on the date immediately preceding the record date for such distribution, or

          (c) is a party to a Change in Control, or, upon an event that would have been such a Change in Control but for the existence of one of the exceptions set forth in Section 4.02 of the Indenture; a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective time of the Change in Control transaction until 15 days after the actual effective date of such Change in Control transaction (or, if such transaction also constitutes a Change in Control, until the Change in Control Purchase Date). After the effective time of the transaction, settlement of the Conversion Value will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Common Stock received in such transaction (or, if such transaction provides for the holders of Common Stock the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the weighted average of the types and amounts of consideration received by the holders of Common Stock); provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and at the Company's election, cash, common stock or a combination of cash and common stock in accordance with the terms of the Indenture. The Company will notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction (but in no event less than 20 days prior to the anticipated effective date of such transaction).

          Holders may surrender their Securities for conversion at any time on or after February 1, 2026 until the close of business on the day immediately preceding the Maturity Date.

          A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          The ability to surrender Securities for conversion will expire at the close of business on the Business Day immediately preceding the Maturity Date.

          The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the Closing Price of the Common Stock at the Time of Determination; distributions to such holders of assets (including shares of Capital Stock of a Subsidiary) or debt securities of the Company or certain rights to purchase securities of the Company; cash dividends or cash distributions; and distributions in respect of a tender offer or exchange offer of the Common Stock. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

9. DEFAULTED INTEREST

          Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

10. DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities in respect of which a Repurchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

11. PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12. UNCLAIMED MONEY OR SECURITIES

          The Trustee and the Paying Agent shall return to the Company upon written request any money or Securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or Securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. AMENDMENT; WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 6 of the Indenture, to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA and any amendment thereof, or to make any change that does not adversely affect the rights of any Holders.

14. DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include:

          (a) the Company defaults in the payment of the Principal Amount, a Redemption Price, Repurchase Price or a Change in Control Purchase Price with respect to any Security when such becomes due and payable;

          (b) the payment of any interest due upon any Security when the same becomes due and payable and continuance of such default for a period of 30 days;

          (c) the Company fails to deliver the Settlement Amount due in accordance with the terms of this Security and the Indenture upon conversion of the Securities, together with cash in respect of any fractional shares, upon conversion of any Securities and such default continues for a period of five days or more;

          (d) the Company fails to comply with any of its agreements, covenants or warranties in the Securities or the Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (e) the Company shall fail to (i) make any payment by the end of any applicable grace period of Indebtedness in an amount in excess of $75,000,000 and continuance of such failure, or (ii) the acceleration of Indebtedness in an amount in excess of $75,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of subclause (i) of this clause (5), for a period of 30 days after written notice to us by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of the Securities then outstanding; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; or

          (f) certain events of bankruptcy or insolvency.

          If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare the Principal Amount through the date of such declaration, and any accrued and unpaid interest through, but excluding, the date of such declaration, on all the Securities to be due and payable immediately.

          Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Securities may rescind any Acceleration with respect to the Securities and its consequences.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15. TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

          This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18. ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. GOVERNING LAW

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Allergan Inc.
2525 Dupont Drive
Irvine, California 92612
Telephone No.: 949-246-4500
Facsimile No.: 714-246-4774
Attention: Matthew J. Maletta, Esq.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint
_____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                    EXHIBIT C

                            FORM OF CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$_________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

________________________________________________________________________________
(Insert other person's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)


Date:                                   Your Signature:
      -------------------------------                   ------------------------
________________________________________________________________________________

________________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security

                                    EXHIBIT D

                            FORM OF REPURCHASE NOTICE

To: Allergan, Inc.

The undersigned hereby requests and instructs the Company to repay the entire principal amount of this Note, or a portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, on ___________ ___, _____ in accordance with the terms of the Indenture referred to in this Note at the Repurchase Price, to the registered holder hereof.

[If certificated Securities have been issued, add: The certificate number of the Securities that the holder will deliver to be purchased is _____. If the Securities are not in certificated form, the Repurchase Notice must comply with appropriate Depositary procedures.]

Securities shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture.

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        ----------------------------------------

                                        Social Security or Other Taxpayer
                                        Identification Number Principal amount
                                        to be repaid (if less than all): $_,000
                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the
                                        Note in every particular without
                                        alteration or enlargement or any change
                                        whatever.

                                    EXHIBIT E

                    FORM OF CHANGE IN CONTROL PURCHASE NOTICE

To: Allergan, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Allergan, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.

[If certificated Securities have been issued, add: The certificate number of the Securities that the holder will deliver to be purchased is _____. If the Securities are not in certificated form, the Change in Control Repurchase Notice must comply with appropriate Depositary procedures.]

Securities shall be purchased by the Company as of the Change of Control Purchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture.

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature(s)

-------------------------------------

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $___,000 NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the
Note in every particular without alteration or enlargement or any change whatever.


                                      E-1